                                                FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-71052

                          PROSPECTUS SUPPLEMENT NO. 12
                     (To Prospectus Dated January 15, 2002)

                               32,463,100 SHARES

                                  [SAXON LOGO]

                              SAXON CAPITAL, INC.
                                  COMMON STOCK

                                ----------------

This prospectus supplement relates to resales by selling stockholders of 32,463,100 shares of our common stock that are held by some of our current stockholders. The information contained in this prospectus supplement No. 10 reflects facts or events that constitute a substantive change from or addition to the information set forth in the prospectus dated January 15, 2002.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated January 15, 2002, including any amendments or supplements thereto.

             SEE RISK FACTORS BEGINNING ON PAGE 8 OF THE PROSPECTUS
                   TO READ ABOUT FACTORS YOU SHOULD CONSIDER
                         BEFORE BUYING OUR COMMON STOCK

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
    PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

The information in the table appearing under the heading "Selling Stockholders" in the prospectus is amended by adding the information below with respect to persons not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to persons previously listed in the prospectus or in any amendments or supplements thereto that are listed below:

                              SELLING STOCKHOLDERS

                                                                                SHARES OWNED
                                                          --------------------------------------------------------
                                                           NUMBER    PERCENT    SHARES OWNED    NUMBER    PERCENT
                                                           BEFORE     BEFORE       NUMBER       AFTER      AFTER
NAME OF STOCKHOLDER                                       OFFERING   OFFERING     OFFERED      OFFERING   OFFERING
-------------------                                       --------   --------   ------------   --------   --------
Royal Capital Value Fund, LP............................    11,400        *        11,400       0          0%
Royal Capital Value Fund (QP), LP.......................    45,100        *        45,100       0          0%
Royal Capital Managed Account...........................     6,000        *         6,000       0          0%
RoyalCap Value Fund, Ltd................................    87,500        *        87,500       0          0%

           The date of this prospectus supplement is March 20, 2002.